Exhibit 10.42

FIRST AMENDMENT TO SALES AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO SALES AGREEMENT AND JOINT ESCROW INSTRUMENTS (this “Amendment”) is made as of December 19, 2006, by and between DP INDUSTRIAL, LLC, a Delaware limited liability company (“Seller”), and KBS MIDLAND INDUSTRIAL PARK, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A. KBS Capital Advisors LLC (“KBS Capital”) and Seller previously entered into that certain Sales Agreement and Joint Escrow Instructions dated as of December 15, 2006, as assigned by KBS Capital to Purchaser pursuant to that certain Assignment and Assumption of Purchase Agreement dated as of December 18, 2006, between KBS Capital and Purchaser (collectively the “Contract”). All initially-capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Contract.

B. Whereas, Purchaser and Seller desire to extend the Closing Date.

C. Purchaser and Seller now wish to amend the Contract as set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, Purchaser and Seller hereby agree as follows:

1. Section 3 of the Contract is hereby amended by deleting the language “Within two (2) business days after the Effective Date,” and by inserting in lieu thereof the following language: “On or before the Closing Date,”.

2. Section 4 of the Contract is hereby amended by deleting the date “December 19, 2006” appearing in the first line of such Section and by inserting in lieu thereof the following date and time “December 20, 2006 at 5:00 P.M. Pacific Time.”

3. Section 8(a) of the Contract is hereby amended by deleting the date “December 20, 2006” and inserting in lieu thereof the date “December 21, 2006.”

4. Section 8(i)(1) and Section 11 of the Contract is hereby amended by adding the language “and DP Advisors, LLC” immediately after every reference therein to “CBRE”

5. The Contract, as amended by this Amendment, is hereby ratified and confirmed by Seller and Purchaser and continues in full force and effect and embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The Contract may be further amended or supplemented only by an instrument in writing executed by both parties. If there is a contradiction between the terms of the Contract and this Amendment, then the terms of this Amendment shall control.

6. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one instrument.

To facilitate execution of this Amendment, the parties may execute and exchange by e-mail pdf or facsimile counterparts of the signature pages. This Amendment shall be interpreted, governed and enforced under the laws of the State of Georgia.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SELLER:

DP INDUSTRIAL, LLC, a Delaware limited liability company

By:	DP Venture CO. LLC, a Delaware limited liability company, its Manager

	By:	DP Investors Co. LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ Michael C. Dermody
Michael C. Dermody, Its: Managing Member

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

KBS MIDLAND INDUSTRIAL PARK, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION VI, LLC, a Delaware limited liability company, its sole member

By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

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